Exhibit 10.7

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

The Employment Agreement made and entered into effective October 8, 2018 by and between Perrigo Management Company (the “Company”) and Murray Kessler (“Executive”), is hereby Amended by this Amendment No. 1, effective as of February 13, 2019 (this “Amendment”).
WHEREAS, the Company and the Executive desire to amend the Agreement in order to avoid the unintended forfeiture of equity compensation upon Executive’s expected retirement date.
NOW, THEREFORE for good and valuable consideration, the receipt of which is acknowledged, Executive and the Company agree as follows:

1.	Paragraph 3(c) of the Agreement (Long-Term Incentive Awards) is amended and restated in its entirety as follows:
“Long-Term Incentive Awards. Beginning in the calendar year 2019, Executive will be eligible to participate in Parent’s 2013 Long-Term Incentive Plan (or successor plan), as amended (the “2013 LTIP”), on terms and conditions as determined in the sole and absolute discretion of the Committee; provided, that annual grants shall (i) be on the same terms and conditions (including the form and mix of grant types) as, and granted to Executive at the same time as such awards are granted to, other members of the Company’s executive committee, and (ii) have a grant date fair value of not less than $7,750,000; provided, further, that, the term “Retirement” as used in the applicable annual grant award agreement shall mean the Executive attaining age 62 and not as defined in the 2013 LTIP. During the Employment Period, Executive shall also be eligible to participate in other long-term cash and equity incentive plans, practices, policies, and programs applicable generally to other senior executives of the Company, as determined by the Committee in its sole and absolute discretion.”

2.	This Amendment may be executed in counterparts and each counterpart will be deemed an original.

3.	Except as expressly provided herein, the rest of the Agreement shall remain unaltered and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties as of the date written above.

EXECUTIVE /s/ Murray S. Kessler
Name: Murray S. Kessler Title: President and Chief Executive Officer

PERRIGO MANAGEMENT COMPANY

By:	/s/ Todd W. Kingma
Name:	Todd W. Kingma
Title:	Executive Vice President, General Counsel, and
Secretary